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**FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
DIAMOND EAGLE ACQUISITION CORP.**

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Eli Baker and Jeff Sagansky (the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote all of the Common Shares of Diamond Eagle Acquisition Corp. (the "Company") that the undersigned is entitled to vote (the "Shares") at the special meeting of stockholders of the Company to be held on April 9, 2020 at 10:00 a.m. Local Time at the offices of Winston & Strawn LLP, at 200 Park Avenue, New York, New York, 10166 and at any adjournments and/or postponements thereof. Due to concerns about the coronavirus (COVID-19), we may hold the Special Meeting solely by means of remote communication or provide for the ability of stockholders to attend the Special Meeting by means of remote communication. In that event, we will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on our website at http://eagleinvestmentpartners.com/ and filed with the U.S. Securities and Exchange Commission as supplemental proxy material.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

**Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Stockholders to be held on April 9, 2020.**

This notice of Special Meeting of Stockholders and the accompanying
Proxy Statement are available at: https://www.cstproxy.com/diamondeagleacquisitioncorp/sm2020

Please mark vote as indicated in this example X

DIAMOND EAGLE ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the business combination agreement, dated as of December 22, 2019 (as may be amended from time to time, the "BCA" or the "Business Combination Agreement"), by and among DEAC, DraftKings Inc., a Delaware corporation ("DraftKings"), SBTech (Global) Limited, a company limited by shares, originally incorporated in Gibraltar and continued as a company under the Isle of Man Companies Act 2006, with registration number 014119V ("SBTech"), DEAC NV Merger Corp., a Nevada corporation and a wholly-owned subsidiary of DEAC ("DEAC Nevada"), DEAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of DEAC ("Merger Sub"), the shareholders of SBT party thereto (the "SBT Sellers") and the SBT Sellers' Representative, pursuant to which (i) DEAC will merge with and into DEAC Nevada, with DEAC Nevada surviving the merger (the "reincorporation"), (ii) following the reincorporation, Merger Sub will merge with and into DraftKings, with DraftKings surviving the merger (the "DK Merger"), (iii) immediately following the DK Merger, DEAC Nevada will acquire all of the issued and outstanding share capital of SBTech and (iv) DEAC Nevada will be renamed DraftKings Inc.;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Reincorporation Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the change of DEAC's jurisdiction of incorporation from the State of Delaware to the State of Nevada through the reincorporation. In connection with the reincorporation, DEAC will replace its current amended and restated certificate of incorporation (the "Current Charter") with the proposed amended and restated articles of incorporation (the "Proposed Charter") of DEAC Nevada, to be renamed DraftKings Inc. following the reincorporation ("New DraftKings");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Charter Proposal —to consider and vote upon a proposal to approve, assuming each of the Business Combination Proposal and the Reincorporation Proposal is approved and adopted, the Proposed Charter of New DraftKings in connection with the reincorporation;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Advisory Charter Proposals — to approve and adopt, on a non-binding advisory basis, certain differences between the Current Charter and the Proposed Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the "SEC") as nine separate sub-proposals (which we refer to, collectively, as the "Advisory Charter Proposals"):

(1) Advisory Charter Proposal A — New DraftKings will have 2,100,000,000 shares of authorized capital stock, which will consist of (i) 900,000,000 shares of Class A common stock of New DraftKings, par value $0.0001 per share ("New DraftKings Class A common stock"), (ii) 900,000,000 shares of Class B common stock of New DraftKings, par value $0.0001 per share ("New DraftKings Class B common stock") and (iii) 300,000,000 shares of preferred stock, par value $0.0001, as opposed to DEAC having 401,000,000 shares of capital stock authorized, consisting of (i) 380,000,000 shares of Class A common stock of DEAC, par value $0.0001 per share ("DEAC Class A common stock"), (ii) 20,000,000 shares of Class B common stock of DEAC, par value $0.0001 per share ("DEAC Class B common stock") and (iii) 1,000,000 shares of preferred stock, par value $0.0001;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(2) Advisory Charter Proposal B — Holders of shares of New DraftKings Class A common stock will be entitled to cast one vote per share of New DraftKings Class A common stock and holders of shares of New DraftKings Class B common stock will be entitled to cast 10 votes per share of New DraftKings Class B common stock on each matter properly submitted to New DraftKings' stockholders entitled to vote, as opposed to each share of DEAC Class A common stock and DEAC Class B common stock being entitled to one vote per share on each matter properly submitted to DEAC's stockholders entitled to vote;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) Advisory Charter Proposal C — Each member of the board of directors of New DraftKings will be elected at each annual meeting of stockholders (or special meeting in lieu thereof), as opposed to DEAC having three classes of directors, with only one class of directors being elected in each year and each class serving a three-year term;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(4) Advisory Charter Proposal D — Any action required or permitted to be taken by the stockholders of New DraftKings may be taken by written consent until the time that Mr. Robins no longer beneficially owns at least a majority of the voting power of the capital stock of New DraftKings, as opposed to only holders of shares of DEAC Class B common stock having the ability to take stockholder action by written consent;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(5) Advisory Charter Proposal E — The Eighth Judicial District Court of Clark County, Nevada, or under certain circumstances another state or federal court located within the State of Nevada, will be the exclusive forum for certain actions and claims, as opposed to the Court of Chancery of the State of Delaware or under certain circumstances another state or federal court located within the State of Delaware;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(6) Advisory Charter Proposal F — Amendments to certain provisions of the Proposed Charter will require either the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of New DraftKings or the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New DraftKings, depending on the number of shares of New DraftKings capital stock beneficially owned by Mr. Robins at such time, as opposed to amendments to certain provisions of the Current Charter requiring an amendment to be conducted in accordance with Delaware law, subject to certain exceptions;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(7) Advisory Charter Proposal G — The bylaws of New DraftKings may be amended, altered, rescinded or repealed or adopted either (x) by the New DraftKings board of directors or (y) (i) the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of New DraftKings or (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of New DraftKings, depending on the number of shares of New DraftKings capital stock beneficially owned by Mr. Robins at such time, as opposed to the bylaws of DEAC requiring the approval of a majority of the board of directors of DEAC or by the holders of a majority of DEAC's outstanding shares;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(8) Advisory Charter Proposal H — The number of directors will be fixed and may be modified either (i) by the New DraftKings board of directors or (ii) by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock of New DraftKings, depending on the number of shares of New DraftKings capital stock beneficially owned by Mr. Robins at such time, as opposed to the number of directors being determined by DEAC's board of directors; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(9) Advisory Charter Proposal I — The Proposed Charter will provide New DraftKings with certain rights to require the sale and transfer of New DraftKings capital stock owned or controlled by any stockholders that fail to comply with applicable gaming laws or their affiliates, and otherwise prohibit the transfer of New DraftKings capital stock to such persons, as opposed to no such provisions in the Current Charter.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Reincorporation Proposal and the Charter Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of The Nasdaq Stock Market, the issuance of (x) shares of New DraftKings Class A common stock to the current DraftKings equity holders (the "DK Equityholders") and the SBT Sellers pursuant to the terms of the BCA and (y) shares of DEAC Class A common stock to certain institutional investors (the "PIPE Investors") in connection with the Private Placement, including shares to be issued upon conversion of the Convertible Notes, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The Incentive Award Plan Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Reincorporation Proposal, the Charter Proposal and the Stock Issuance Proposal are approved and adopted, the DraftKings Inc. 2020 Incentive Award Plan;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Employee Stock Purchase Plan Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Reincorporation Proposal, the Charter Proposal and the Stock Issuance Proposal are approved and adopted, the DraftKings Inc. Employee Stock Purchase Plan;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the condition precedent proposals would not be duly approved and adopted by our stockholders or we determine that one or more of the closing conditions under the BCA is not satisfied or waived.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ______________________________, 2020

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Signature

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(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR all Proposals. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.